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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-43887, No. 333-39539, No. 333-32783) and in the Registration Statements on Form S-8 (No. 333-3694, No. 333-39105) of Yahoo! Inc. of our report dated January 9, 1998 appearing in the 1997 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.

/s/ PRICE WATERHOUSE LLP
San Jose, California
March 11, 1998